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                                                                     EXHIBIT 8.1



                       [LETTERHEAD OF BROWN & WOOD LLP]

                               November 10, 1997


Duff & Phelps Credit Rating Co.
17 State Street, 12th Floor
New York, New York  10004

Fitch Investors Service, L.P.
One State Street Plaza
New York, New York  10004

Moody's Investors Service
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services
26 Broadway, 20th Floor
New York, New York  10004

     Re: California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1
           Registration Statement on Form S-3 (File No. 333-30785)
           -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special federal income tax counsel to California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 (the "Trust"), a business trust established under Delaware law, in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-30785) relating to the issuance from time to time in one or more series (each, a "Series") of up to $3,000,000,000 aggregate principal amount of Rate Reduction Certificates (the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued pursuant to an Amended and Restated Declaration and Agreement of Trust or supplement thereto (each, a "Trust Agreement") among the California Infrastructure and Economic Development Bank (the "Bank"), and the Certificate Trustee and Delaware Trustee named therein (each, a "Trustee"), which Trust Agreement will be identified in the prospectus supplement for such Series of Securities.
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     We have examined the prospectus and the form of prospectus supplement contained in the Registration Statement (collectively, the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     In arriving at the opinion expressed below, we have assumed that each Trust Agreement will be duly authorized by all necessary corporate action on the part of the Bank and each other party thereto for the related Series of Securities and will be duly executed and delivered by the Bank and each other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Securities of each Series will be duly executed and delivered in substantially the forms set forth in the related Trust Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

     As counsel to the Trust, we have advised the Trust with respect to certain federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Trust Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Certain Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because Series of Securities with different characteristics may be issued, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to such Series of Securities.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
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     This opinion is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                            Respectfully submitted,



                                            /s/ Brown & Wood LLP